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                                                                    Exhibit 99.1





                        BAY APARTMENT COMMUNITIES, INC.
                           1994 STOCK INCENTIVE PLAN

                  As Amended and Restated on February 26, 1998


SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

     The name of the plan is the Bay Apartment Communities, Inc. 1994 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Directors and other key persons of Bay Apartment Communities, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "ACT" means the Securities Exchange Act of 1934, as amended.

     "AWARD" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

     "BOARD" means the Board of Directors of the Company.

     "CAUSE" means and shall be limited to a vote of the Board of Directors resolving that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company are parties, (ii) any act (other than retirement) or omission to act by the participant which may have a material and adverse effect on the business of the Company or any Subsidiary or on the participant's ability to perform services for the Company or any Subsidiary, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Subsidiary.

     "CHANGE OF CONTROL" is defined in Section 13.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "COMMITTEE" means the Board or any Committee of the Board referred to in
Section 2.


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     "DISABILITY" means disability as set forth in Section 22(e)(3) of the Code.

     "EFFECTIVE DATE" means the date on which the Plan is approved by shareholders as set forth in Section 15.

     "FAIR MARKET VALUE" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange.

     "INCENTIVE STOCK OPTION" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not also an employee of the Company or any Subsidiary.

     "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

     "OPTION" or "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

     "PERFORMANCE SHARE AWARD" means Awards granted pursuant to Section 8.

     "RESTRICTED STOCK AWARD" mean Awards granted pursuant to Section 6.

     "STOCK" means the Common Stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

     "SUBSIDIARY" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     "UNRESTRICTED STOCK AWARD" means Awards granted pursuant to Section 7.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT
           PARTICIPANTS AND DETERMINE AWARDS


     (a) COMMITTEE. The Plan shall be administered by all of the Non-Employee Director members of the Compensation Committee of the Board, or a committee of not less than two Non-Employee Directors performing similar functions, as appointed by the Board from time to time. Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder and a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Act, or any successor definition under said rule.

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     (b) POWERS OF COMMITTEE. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

         (i) to select the officers and other employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

         (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards and Performance Shares, or any combination of the foregoing, granted to any one or more participants;

         (iii) to determine the number of shares to be covered by any Award;

         (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

         (v) to accelerate the exercisability or vesting of all or any portion of any Award in circumstances involving a Change of Control or the death, disability or termination of employment of a Plan participant;

         (vi) subject to the provisions of Section 5(a)(ii), to extend the period in which Stock Options may be exercised;


         (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

         (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

         All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

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     (c) DELEGATION OF AUTHORITY TO GRANT AWARDS. The Committee, in its
discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee's authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or Acovered employees' within the meaning of Section 162(m) of the Code. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

SECTION 3. SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     (a) SHARES ISSUABLE. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,000,000. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares may be issued up to such maximum number pursuant to any type or types of Award, including Incentive Stock Options; provided, however, that Stock Options with respect to no more than 300,000 shares of Stock may be granted to any one individual participant during any one calendar year period. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

     (b) RECAPITALIZATIONS. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.


     (c) MERGERS. Upon consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a "Transaction"), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options:
(i) provide that such Stock Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options will terminate immediately prior to the consummation of the Transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees equal to the difference between (A) the value (as determined by the Committee) of the consideration payable per share of Stock pursuant to the business combination (the "Merger Price") times the number of shares of Stock subject to such outstanding Stock Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options in exchange for the termination of such Stock Options. In the event Stock Options will terminate upon the consummation of the Transaction, each optionee shall be permitted, within a specified period determined by the Committee, to exercise all non-vested Stock Options, subject to the consummation of the Transaction.

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     (d) SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4. ELIGIBILITY

     Participants in the Plan will be such full or part-time officers, other employees, Non-Employee Directors and key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion.

SECTION 5. STOCK OPTIONS

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non- Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     No Incentive Stock Option shall be granted under the Plan after February 26, 2008.

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     (a) STOCK OPTIONS GRANTED TO EMPLOYEES AND KEY PERSONS.  The Committee in
its discretion may grant Stock Options to employees and key persons of the Company or any Subsidiary. Stock Options granted to employees and key persons pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

         (i) EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be not less than 100% of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than 110% of Fair Market Value on the grant date.

         (ii) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

         (iii) EXERCISABILITY; RIGHTS OF A SHAREHOLDER. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

         (iv) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

              (A) In cash, by certified bank check or other instrument acceptable to the Committee;

              (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or


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              (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

         (v) TERMINATION BY REASON OF DEATH. If any optionee's employment (or other business relationship) by the Company and its Subsidiaries terminates by reason of death, the Stock Option may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the optionee, for a period of six months (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

         (vi) TERMINATION BY REASON OF DISABILITY.

              (A) Any Stock Option held by an optionee whose employment (or other business relationship) by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of twelve months (or such longer period as the Committee shall specify at any time) from the date of such termination of employment (or other business relationship), or until the expiration of the stated term of the Option, if earlier.

              (B) The Committee shall have sole authority and discretion to determine whether a participant's employment (or other business relationship) has been terminated by reason of Disability.

              (C) Except as otherwise provided by the Committee at the time of grant, the death of an optionee during a period provided in this
         Section 5(a)(vi) for the exercise of a Non-Qualified Stock Option shall extend such period for six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.


         (vii) TERMINATION FOR CAUSE. If any optionee's employment (or other business relationship) by the Company and its Subsidiaries has been terminated for Cause, any Stock Option held by such optionee shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such stock option can be exercised for a period of up to 30 days from the date of termination of employment (or other business relationship) or until the expiration of the stated term of the Option, if earlier.

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         (viii) OTHER TERMINATION. Unless otherwise determined by the Committee, if an optionee's employment (or other business relationship) by the Company and its Subsidiaries terminates for any reason other than death, Disability, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment (or other business relationship), for three months (or such longer period as the Committee shall specify at any time) from the date of termination of employment (or other business relationship) or until the expiration of the stated term of the Option, if earlier.

         (ix) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         (x) FORM OF SETTLEMENT. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

     (b) RELOAD OPTIONS. At the discretion of the Committee, Options granted under the Plan may include a so-called "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

     (c) STOCK OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS.

         (i) AUTOMATIC GRANT OF OPTIONS.

              (A) Each Non-Employee Director who is serving as a Director of the Company on the fifth business day after each annual meeting of stockholders, beginning with the 1996 annual meeting of stockholders, shall automatically be granted on such day a Non-Qualified Stock Option to acquire 5,000 shares of Stock.


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              (B) The exercise price per share for the Stock covered by a Stock
         Option granted under this Section 5(c) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

              (C) The Committee, in its discretion, may grant additional Non-Qualified Stock Options to Non-Employee Directors.

         (ii) EXERCISE; TERMINATION; NON-TRANSFERABILITY.

              (A) Except as provided in Section 13, no Option granted under
         Section 5(c) may be exercised before the first anniversary of the date upon which it was granted; provided, however, that any Option so granted shall become exercisable upon the termination of service of the Non-Employee Director because of Disability or death. No Option issued under this Section 5(c) shall be exercisable after the expiration of ten years from the date upon which such Option is granted.

              (B) The rights of a Non-Employee Director in an Option granted under Section 5(c) shall terminate six months after such Director ceases to be a Director of the Company or the specified expiration date, if earlier; provided, however, that if the Non-Employee Director ceases to be a Director for Cause, the rights shall terminate immediately on the date on which he ceases to be a Director.

              (C) Any Option granted to a Non-Employee Director and outstanding on the date of his death may be exercised by the legal representative or legatee of the optionee for a period of six months from the date of death or until the expiration of the stated term of the Option, if earlier.

              (D) Options granted under this Section 5(c) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in
         Section 5(a)(iv). An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

         (iii) LIMITED TO NON-EMPLOYEE DIRECTORS.  The provisions of this
     Section 5(c) shall apply only to Options granted or to be granted to Non-Employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under this Plan to a participant who is not a Non-Employee Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 5(c) shall govern the rights and obligations of the Company and Non-Employee Directors respecting Options granted or to be granted to Non-Employee Directors.


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     (d) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may permit the optionee to transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charitable organizations, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable option agreement.

SECTION 6. RESTRICTED STOCK AWARDS

     (a) NATURE OF RESTRICTED STOCK AWARD. The Committee may grant Restricted Stock Awards to any participant. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

     (b) ACCEPTANCE OF AWARD. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter time period as the Committee may specify) following the award date by making payment to the Company, if required, in cash, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock in such form as the Committee shall determine.

     (c) RIGHTS AS A SHAREHOLDER. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

     (d) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment (or other business relationship) by the Company and its Subsidiaries for any reason (including death, retirement, Disability, and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (or other business relationship), unless otherwise specified in the written instrument evidencing the Restricted Stock Award.

     (e) VESTING OF RESTRICTED STOCK. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. The vesting period for Restricted Stock shall be at least three years, except that in the case of Restricted Stock that becomes transferable and no longer subject to forfeiture upon the attainment of such pre-established performance goals, objectives and other conditions, the vesting period shall be at least one year. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested."

     (f) WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7. UNRESTRICTED STOCK AWARDS

     (a) GRANT OR SALE OF UNRESTRICTED STOCK. The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any participant which will entitle such participant to receive shares of Stock free of any restrictions under the Plan ("Unrestricted Stock"). Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.

     (b) ELECTIONS TO RECEIVE UNRESTRICTED STOCK IN LIEU OF COMPENSATION. Upon the request of a participant and with the consent of the Committee, each such participant may, pursuant to an advance written election delivered to the Company no later than the date or dates specified by the Committee, receive a portion of the cash compensation otherwise due to such participant in Unrestricted Stock either currently or on a deferred basis.

     (c) RESTRICTIONS ON TRANSFERS. The right to receive Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8. PERFORMANCE SHARE AWARDS


     (a) NATURE OF PERFORMANCE SHARES. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any participants, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

     (b) RESTRICTIONS ON TRANSFER. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

     (c) RIGHTS AS A SHAREHOLDER. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

     (d) TERMINATION. Except as may otherwise be provided by the Committee at any time prior to termination of employment (or other business relationship), a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment (or other business relationship) by the Company and its Subsidiaries for any reason (including death, Disability and for Cause).

     (e) ACCELERATION, WAIVER, ETC. At any time prior to the participant's termination of employment (or other business relationship) by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 11, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 9. TAX WITHHOLDING

     (a) PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.


     (b) PAYMENT IN SHARES. Subject to approval by the Committee, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 10. TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment (or other business relationship):

     (a) a transfer to the employment (or other business relationship) of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary; or

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment (or other business relationship) is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 11. AMENDMENTS AND TERMINATION

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. In addition, the Committee may amend any outstanding Award to reduce the exercise or purchase price in order to fulfill a legitimate corporate purpose (e.g., to retain a key employee) or to maintain the value of such outstanding Award under circumstances beyond the control of the Company's management, but in no event shall such amendments be made to outstanding Awards representing greater than 10% of the total number of shares of Stock authorized for issuance pursuant to the Plan. To the extent required by the Code to ensure that Options that have been granted hereunder qualify as Incentive Stock Options, Plan amendments shall be subject to approval by the Company's stockholders.

SECTION 12. STATUS OF PLAN

     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 13. CHANGE OF CONTROL PROVISIONS

     Upon the occurrence of a Change of Control as defined in this Section 13:

     (a) Each Stock Option shall automatically become fully exercisable notwithstanding any provision to the contrary herein.

     (b) Restrictions and conditions on Restricted Stock Awards and
Performance Share Awards shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the Stock subject to such Awards unless the Committee shall otherwise expressly provide at the time of grant.

     (c) "CHANGE OF CONTROL" shall mean the occurrence of any one of the following events:

         (i) any "PERSON," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of the acquisition of securities directly from the Company); or

         (ii) persons who, as of the date of the closing of the Company's initial public offering, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Closing of the Company's initial public offering whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

         (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% of the voting stock of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any),
     (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company;

     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 40% or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or
(y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "CHANGE OF CONTROL" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 14. GENERAL PROVISIONS

     (a) NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) DELIVERY OF STOCK CERTIFICATES. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

     (c) OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 15. EFFECTIVE DATE OF PLAN

     This Plan has been amended and restated as of February 26, 1998 to reflect, in addition to other changes, an increase of 480,000 shares reserved and available for issuance under the Plan.

SECTION 16. GOVERNING LAW

     This Plan shall be governed by Maryland law except to the extent such law is preempted by federal law.


DATE OF APPROVAL OF INITIAL PLAN BY
SHAREHOLDERS:                                February 15, 1994

DATE OF APPROVAL OF FIRST AMENDED AND
RESTATED PLAN BY BOARD OF DIRECTORS:         August 28, 1996

DATE OF APPROVAL OF FIRST AMENDED AND
RESTATED PLAN BY SHAREHOLDERS:               April 25, 1997


DATE OF APPROVAL OF SECOND AMENDED AND
RESTATED PLAN BY BOARD OF DIRECTORS:         February 26, 1998


DATE OF APPROVAL OF SECOND AMENDED AND
RESTATED PLAN BY SHAREHOLDERS:               ________________



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